EXHIBIT 23(a)






            Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration
Statement on Form S-8 and S-3 of our report dated December
10, 1993, which appears on page 41 of the 1993 Annual
Report to Shareholders of SafeCard Services, Incorporated, which is incorporated by reference in SafeCard Services, Incorporated's Annual Report on Form 10-K for the year ended October 31, 1993. We also consent to the incorporation by reference of our report on the Financial
Statement Schedules, which appears on page 19 of such Annual Report on Form 10-K.




PRICE WATERHOUSE LLP

Denver, Colorado
September 20, 1994